FOR IMMEDIATE RELEASE

February 3, 2012

Contact:  Susan M. Jordan

                 732/577-9997

UMH PROPERTIES, INC. ANNOUNCES NEW MORTGAGE LOAN

FREEHOLD, NJ, February 3, 2012……..UMH Properties, Inc. (NYSE Amex:UMH) today announced that it has entered into a new $11,400,000 mortgage loan with Bank of America, N.A. to refinance two manufactured home communities located in Tennessee and Ohio.  This mortgage is at a fixed all-in rate of 4.39%, with monthly principal payments of $26,113.  The maturity date is February 1, 2017 but may be extended for an additional two years at an interest rate of LIBOR plus 3.25%.

Samuel A. Landy, President, stated, “We are very pleased with this new financing and look forward to continuing our long and mutually beneficial relationship with Bank of America.”

UMH Properties, Inc., a publicly owned REIT, owns and operates forty-one manufactured home communities with approximately 9,000 total home sites located in Indiana, New Jersey, New York, Ohio, Pennsylvania, and Tennessee.  In addition, the Company owns a portfolio of REIT securities.

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